Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement No. 333-218751 on Form S-3 of Clarus Corporation our report dated March 9, 2017, with respect to the consolidated balance sheets of Sierra Bullets, L.L.C. as of December 31, 2016 and 2015, and the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended.

We also consent to the reference of our firm under the heading “Experts” in the prospectus.

/s/ Singer Lewak LLP

Irvine, California

November 17, 2017